Exhibit 99.1

Investor Relations Phone: (301) 897-2564 Email: info@biospherics.com

SPHERIX ANNOUNCES NEW INTERIM CHIEF EXECUTIVE OFFICER

Tysons Corner, VA (February 28, 2013) – Spherix Incorporated (NASDAQ: SPEX) – today announced the naming of an interim Chief Executive Officer.  Harvey Kesner, currently a director, will serve as interim Chief Executive Officer.  Mr. Kesner is a practicing corporate and securities attorney who has been actively engaged in assisting start-up and emerging businesses.  Mr. Kesner has played a role representing investors and companies in new and emerging fields such as social media, internet, renewable energy and broadband wireless telecommunications. “I am pleased to assist Spherix as it pursues new business initiatives as a first step towards creation of a dynamic company seeking to become involved in new technology and commercial development around our future planned acquisitions, while seeking to attract and recruit seasoned technically proficient executives” said Mr. Kesner.

For more information, please visit www.biospherics.com.

Forward-Looking Statements
This Press Release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

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